UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 9, 2015

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1720 South Bellaire Street, Suite 325
Denver, Colorado		80222
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: (800) 420-4866

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 9, 2015, CannaSys, Inc., entered into a License Agreement with Loyl.Me, LLC, a Colorado limited liability company, followed by a Services Agreement between the parties that was executed on February 12, 2015.

Loyl.Me is a technology firm providing intelligent mobile marketing services and is the owner of an automated marketing and customer relationship management platform (the “Technology”).  Under the terms of the License Agreement, CannaSys will license the Technology for exclusive use with businesses that directly advertise in, market to, or serve the lawful cannabis industry.  In consideration for the license, CannaSys will pay Loyl.Me as follows:

●
$125,000 in cash, paid in five installments of $25,000 each on October 22, 2014 (the date of the letter of intent between the parties); February 9, 2015; May 1, 2015; August 1, 2015; and November 1, 2015;

●
25,000 shares of CannaSys’s common stock, to be issued on or before February 23, 2015, with additional shares of common stock to be issued on April 10, 2015, July 10, 2015, and October 10, 2015.  Each of the final three issuances of common stock have a value of $25,000, based on the average closing price of the CannaSys common stock on the 10 trading days immediate preceding the issuance date; and

●	Royalty payments of 8% of CannaSys’s gross revenue received from the use of the Technology on a quarterly basis for each calendar year after 2015, which shall not be less than $3,000 per quarter.

Under the terms of the Services Agreement, Loyl.Me will provide CannaSys with notice of all updates to the Technology licensed under the License Agreement and provide CannaSys the opportunity to purchase those updates at prices to be negotiated at the time.  In exchange, CannaSys will pay Loyl.Me an additional fee of 3,000 shares of common stock for each $5,000 of increased revenue CannaSys receives that is attributable to the Technology.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the License Agreement described above, 25,000 shares of common stock were sold and CannaSys agreed to issue additional shares in the future in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering.  Loyl.Me was an “accredited investor” as defined in Rule 501(a) of Regulation D.  Loyl.Me confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment.  All certificates evidencing the shares sold bear or will bear a restrictive legend.  No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 8.01—OTHER EVENTS

On February 12, 2015, CannaSys issued a press release, a copy of which is filed as Exhibit 99.01 hereto.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.05	License Agreement between Loyl.Me LLC and CannaSys, LLC dated February 9, 2015	Attached

10.06	License Agreement between Loyl.Me LLC and CannaSys, LLC dated February 12, 2015	Attached

Item 99	Miscellaneous
99.01	Press release dated February 12, 2015	Attached

________________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.  Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.
Registrant

Dated: February 12, 2015	By:	/s/ Daniel J. Rogers
Daniel J. Rogers, Chief Financial Officer
Secretary/Treasurer

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